Exhibit 1.1

CAPITAL PRODUCT PARTNERS L.P.

Up to $50,000,000 of Common Units

EQUITY DISTRIBUTION AGREEMENT

September 12, 2016

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

Each of Capital Product Partners L.P., a Marshall Islands limited partnership (the “Partnership”), and the other Capital Parties (as defined below) confirms its agreement (this “Agreement”) with UBS Securities LLC (the “Manager”), as follows:

SECTION 1. Description of Securities. The Partnership proposes to issue and sell through or to the Manager, as sales agent and/or principal, common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate gross sales price of up to $50,000,000 (the “Units”) on the terms set forth in Section 3 of this Agreement. The Partnership agrees that whenever it determines to sell the Units directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Manager, relating to such sale in accordance with Section 3 of this Agreement.

As used herein, “Capital Maritime” means Capital Maritime & Trading Corp., a Marshall Islands Corporation, and “Vessel Manager” means Capital Ship Management Corp., a Panama Corporation.

As used herein, the Partnership, Capital GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), Capital Product Operating L.L.C., a Marshall Islands limited liability company (the “Operating Company”), Crude Carriers Corp., a Marshall Islands corporation (“CCC”), and Crude Carriers Operating Corp., a Marshall Islands corporation (“CCOC”), are referred to as the “Capital Parties.” The Capital Parties, together with each of the vessel-owning subsidiaries listed on Schedule B hereto (collectively, the “Operating Subsidiaries” and each, an “Operating Subsidiary”) are collectively referred to as the “Capital Entities.”

As used herein, “Credit Facilities” means (i) the Loan Agreement dated March 22, 2007, as amended and supplemented, in respect of revolving credit and term loan facilities of (originally) US$370,000,000 in aggregate, among the Partnership as Borrower and the Banks and Financial Institutions listed on Schedule I thereto as Lenders, HSH Nordbank AG as Swap Bank, HSH Nordbank AG as Bookrunner and HSH Nordbank AG as Agent and Security Trustee, (ii) the

Loan Agreement dated March 19, 2008, as amended and supplemented, relating to revolving credit and term loan facilities not exceeding US$350,000,000 in aggregate among the Partnership as Borrower, the Banks and Financial Institutions listed on Schedule I thereto as Lenders, HSH Nordbank AG as Swap Bank, HSH Nordbank AG as Bookrunner, HSH Nordbank AG as Mandated Lead Arranger, Facility Agent and Security Trustee and DnB Nor Bank ASA as Co-Arranger, (iii) the Loan Agreement dated June 9, 2011, as amended and supplemented, relating to a term loan facility of up to US$25,000,000 in aggregate among the Partnership as Borrower and Emporiki Bank of Greece S.A. as Lender, and (iv) the Amended and Restated Loan Agreement dated December 27, 2013, relating to a term loan facility not to exceed US$225,000,000 in aggregate among the Partnership as Borrower, the Banks and Financial Institutions listed on Schedule 1 thereto as Lenders, ING Bank N.V., London Branch and HSH Nordbank AG as Mandated Lead Arrangers, ING Bank N.V., London Branch as Facility Agent and Security Trustee and ING Bank N.V. as Swap Bank.

SECTION 2. Representations and Warranties of the Partnership. Each of the Capital Parties jointly and severally represents and warrants to and agrees with the Manager that:

(a)        The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-210394) (unless the context otherwise requires, the “registration statement”), including a prospectus relating to the Units, not earlier than three years prior to the date hereof, which registration statement incorporates by reference documents which the Partnership has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act. No stop order of the Commission preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the use or effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are contemplated by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager (the “Effective Time”), as well as any new registration statement or post effective amendment as may have been filed pursuant to Section 4(e) of this Agreement including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments as supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to the Manager in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to, referred to by or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Manager by the Partnership for use in connection with the offering and sale of the Units which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Partnership pursuant to Rule 424(b) of the Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Manager for such use. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and any other “issuer free writing prospectus” (as defined in Rule 433 of the Act) that the Partnership and the Manager shall agree from time to time is a Permitted Free Writing Prospectus. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b)        The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Manager pursuant to Rule 430(B)(f)(2) of the Act, at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form F-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of

Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date and at all times during the period that a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; at no time during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, either alone or together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus will comply, as of its date, as of each Time of Sale and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects with the requirements of the Act; at no time during the period that a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of any Units did or will such Permitted Free Writing Prospectus include any information that conflicted or will conflict with any information contained in the Registration Statement, the Prospectus or any Incorporated Document or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Capital Parties make no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Manager and furnished by or on behalf of the Manager expressly for use in the Registration Statement, the Basic Prospectus, the

Prospectus or such Permitted Free Writing Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Capital Parties and the Manager agree that the only information furnished or to be furnished by or on behalf of the Manager expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing is the name of the Manager in the Prospectus Supplement dated September 12, 2016.

(c)        Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectuses; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Manager, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the registration statement relating to the offering of the Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Partnership nor the Manager is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Units contemplated hereby are “issuer free writing prospectuses” as defined in Rule 433 of the Act.

(d)        Each of the Capital Entities has been duly formed or incorporated, as applicable, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of its jurisdiction of formation or incorporation, and each of the Capital Entities has full partnership, limited liability company or corporate power and authority, as applicable, necessary to own, lease and operate the properties described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus that it owns, leases or operates and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and to enter into and perform its obligations under this Agreement. Each of the Capital Entities is duly qualified to transact business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each other jurisdiction in which such qualification is required for the conduct of its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, financial condition or results of operations of the Capital Entities, taken as a whole (“Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(e)        The General Partner has, and as of each Time of Sale and Settlement Date will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(f)        Capital Maritime owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner and are fully paid (to the extent required by such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act (the “Marshall Islands LLC Act”)); and Capital Maritime owns such membership interests free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims (collectively, “Liens”).

(g)        The General Partner is the sole general partner of the Partnership with an approximately 2.0% general partner interest in the Partnership (not considering the Class B Convertible Preferred Units (as defined in the Partnership Agreement) (the “Class B Units”)); such general partner interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended as of the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Registration Statement and the Prospectus or the Partnership Agreement).

(h)        All of the Partnership’s outstanding Common Units, Incentive Distribution Rights (as defined in the Partnership Agreement) and Class B Units, and the limited partner interests represented thereby have been duly authorized and are validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”) and the Partnership Agreement). Capital Maritime owns 17,008,072 Common

Units and no Class B Units, and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, the Prospectus or the Partnership Agreement). The Units, Incentive Distribution Rights, Common Units and Class B Units conform to all statements relating thereto contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and such description conforms to the rights set forth in the Partnership Agreement; no holder of the Units will be subject to personal liability by reason of being such a holder, except as described in the Registration Statement or the Prospectus.

(i)        The Partnership owns all of the issued and outstanding membership interests of the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”) and are fully paid (to the extent required by the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act or the Operating Company LLC Agreement); and the Partnership owns such membership interests free and clear of all Liens. The Partnership owns all of the issued and outstanding equity interests of CCC; such equity interests have been duly authorized and validly issued in accordance with the articles of incorporation of CCC and are fully paid and nonassessable; and the Partnership owns such equity interests free and clear of all Liens. The only direct and indirect subsidiaries of the Partnership are the Operating Company, CCC, CCOC, CPLP Finance Corporation, a Delaware corporation wholly owned by the Partnership, and the Operating Subsidiaries (the “Subsidiaries”). CPLP Finance has no material assets or liabilities and has not engaged and does not engage in any activities. All of the equity securities of each of the Subsidiaries are owned free and clear of all Liens. Except for the Subsidiaries or as disclosed in the Registration Statement and the Prospectus, the Partnership does not own, directly or indirectly, any shares of capital stock or any other equity or long term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(j)        CCC owns all of the issued and outstanding equity interests of CCOC; such equity interests have been duly authorized and validly issued in accordance with the articles of incorporation of CCOC and are fully paid and nonassessable; and CCC owns such equity interests free and clear of all Liens. The Operating Company, CCC and CCOC own all of the issued and outstanding shares of capital stock of each of the Operating Subsidiaries; such shares of capital stock have been duly authorized and validly issued in accordance with the articles of incorporation and by-laws of the Operating Subsidiaries and are fully paid and nonassessable; and the Operating Company, CCC and CCOC own such shares of capital stock free and clear of all Liens.

(k)        On each Settlement Date, the Units and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Manager against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 30, 41, 51 and 60 of the Marshall Islands LP Act).

(l)        Except as identified in Articles IV, V VI, VII, XIII, XIV and XV of the Partnership Agreement, the Registration Statement and the Prospectus, Section 78 of the Marshall Islands Business Corporations Act and Section 7.15 of the Liberian Business Corporation Act, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Capital Entities, (B) agreements or other obligations to issue, or (C) outstanding options or warrants to purchase any securities of the Capital Entities. There are no persons with registration rights or similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Partnership under the Act, other than the General Partner and its Affiliates (including Capital Maritime) within the meaning of, and pursuant to, the Partnership Agreement and the registration rights in respect of the Class B Units pursuant to each of the Registration Rights Agreements dated as of May 22, 2012, June 6, 2012 and March 19, 2013, respectively, by and among the Partnership and the holders party thereto.

(m)        The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. At each Time of Sale, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Capital Entities or any of their shareholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(n)        This Agreement has been duly authorized, validly executed and delivered by each of the Capital Parties.

(o)        None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Capital Parties or the consummation of the transactions contemplated hereby (1) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, by-laws or other constituent document of any of the Capital Entities (collectively, the “Organizational Documents”), (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Capital Entities is a party or by which any of them or any of their respective properties may be bound, (3) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Capital Entities or any of their properties in a proceeding to which any of them or their property is a party or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Capital Entities (other than Liens arising under the Credit Facilities), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (2) or (4), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any of the Capital Entities to consummate the transactions provided for in this Agreement.

(p)        No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Capital Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units or the execution, delivery and performance of this Agreement by the Capital Parties, except (A) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, (B) for such consents that have been, or prior to the initial Settlement Date will be, obtained, (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any of the Capital Entities to consummate the transactions provided for in this Agreement and (D) as disclosed in the Registration Statement and the Prospectus.

(q)        None of the Capital Entities is in (A) violation of its Organizational Documents, (B) violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Capital Entities or any of their properties or assets or (C) breach, default (or an event which, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (B) and (C) would, if continued, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair, individually or in the aggregate, the ability of any of the Capital Entities to perform its obligations under this Agreement.

(r)        There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Capital Parties, threatened, against or affecting any of the Capital Entities, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or which would reasonably be expected to, individually or in the aggregate, materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by any of the Capital Entities of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which any of the Capital Entities is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(s)        The Units, when issued and delivered against payment therefor as provided herein, the Class B Units and the Incentive Distribution Rights, will conform or conform, as applicable, in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(t)        There are no contracts or documents which are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(u)        Deloitte Certified Public Accountants S.A., an independent registered public accounting firm (“Deloitte”), who have certified certain audited financial statements contained or incorporated by reference in the Registration Statement and the Prospectus Supplement (or any amendment or supplement thereto), are an independent registered public accounting firm with respect to the Partnership and the General Partner as required by the Act and the rules and regulations of the Public Company Accounting Oversight Board.

(v)        The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules, and the interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement, present fairly the consolidated financial position of the entities purported to be shown thereby and the results of their operations and the changes in their cash flow as of the dates indicated and have been prepared in compliance with the applicable requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except that the condensed interim financial statements of the Partnership as of and for the three-month period ended March 31, 2016 and 2015, incorporated by reference to the Form 6-K furnished to the Commission on April 27, 2016, are not in conformity with U.S. generally accepted accounting principles to the extent that they omit accompanying notes); the other financial information included or incorporated by reference in the Registration Statement and the Prospectus, has been derived from the accounting records of the applicable Capital Parties and presents fairly the information shown thereby; and the Partnership and the General Partner do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(w)        Each of the Capital Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)        The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the Chief Executive Officer and Chief Financial Officer of the General Partner by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent registered public accountants and the Audit Committee of the Board of Directors of the Partnership have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Partnership, if any, have been identified to the Partnership’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer and principal financial officer of the Partnership’s sole general partner has made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Capital Entities and the Partnership’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable rules and regulations of the Commission and Nasdaq promulgated thereunder.

(y)        None of the Capital Entities has sustained since the date of the latest audited financial statements contained or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as disclosed in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, (i) none of the Capital Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) there has not been any change in the capitalization, or increase in the short-term debt or long-term debt, of the Capital Entities that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) there has not been any adverse change, or any development involving or which may reasonably be expected to involve, individually or in the aggregate, a prospective adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners’ capital, stockholders’ equity, net worth or results of operations of the Capital Entities taken as a whole, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)        Each of the vessels listed on Schedule B hereto (the “Vessels”) has been registered as a vessel under the laws of the jurisdiction set forth opposite its name on Schedule B in the sole ownership of the Operating Subsidiary set forth opposite its name on Schedule B; each Operating Subsidiary has good and marketable title to the applicable Vessel, free and clear of all Liens of record and defects of title of record; and each such Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction, except for such Liens, defects of title of record and failure to pay such taxes, fees and other amounts (A) as described, and subject to the limitations contained, in the Registration Statement and the Prospectus, (B) those liens arising under the Credit Facilities or (C) as do not, individually or in the aggregate, materially affect the value of any such Vessel and do not materially interfere with the use of any such Vessel as it has been used in the past and is proposed to be used in the future, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectuses (the liens described in clauses (A), (B) and (C) above being “Permitted Liens”).

(aa)       To the knowledge of the Capital Parties, each of the Capital Entities and the Vessel Manager has, or at each Time of Sale will have, such permits, Consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has or will have made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such Permits, declarations and filings that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as set forth in the Registration Statement and the Prospectus, each of the Capital Entities and the Vessel Manager, to the knowledge of the Capital Parties, has, or at each Time of Sale will have, fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such Permits contains any restriction that is materially burdensome to the Capital Entities, taken as a whole.

(bb)        Each of the Capital Entities which are required to do so has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith or (ii) which, if not paid, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)        None of the Capital Entities is now, and after the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds,” none of the Capital Entities will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(dd)        Except as described in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) none of the Capital Entities is in violation of any federal, state, local or foreign treaty, statute, law, rule, regulation, ordinance, code, policy or rule of common law or any final and legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, as it relates to any harmful substance or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the emission, discharge or release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, ballast water or asbestos-containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) to the knowledge of the Capital Parties, the Capital Entities and the Vessel Manager have all permits, certificates, authorizations and approvals required under any applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectuses and are each in compliance with such requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Capital Entities, (D) to the knowledge of the Capital Parties, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Capital Entities or the Vessel Manager relating to Hazardous Materials or any Environmental Laws, (E) none of the Capital Entities is aware of any facts or issues concerning compliance by the Capital Entities or the Vessel Manager with any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a material effect on the capital expenditures, earnings or the competitive position of the Capital Entities, (F) none of the Capital Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (G) there are no proceedings that are pending or known to be contemplated against the Capital Entities to which a governmental entity is also a party, other than such proceedings as to which the Partnership reasonably believes that no monetary sanctions of $100,000 or more will be imposed. In the ordinary course of their business, the Capital Entities conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any certificate, permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Capital Entities have reasonably concluded that there are no such associated costs and liabilities outside of the ordinary course of operations that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)        To the knowledge of the Capital Parties, no labor dispute with the employees of the Capital Entities or the Vessel Manager exists or, to the knowledge of the Capital Parties, is imminent, and none of the Capital Parties or the Vessel Manager is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in any case, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)        The Capital Entities carry or are entitled to the benefits of insurance relating to their business as described in the Registration Statement and the Prospectus, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Capital Entities have no reason to believe that they will not be able to (A) renew their existing insurance coverage relating to their business described in the Registration Statement and the Prospectus as and when such policies expire or (B) obtain comparable coverage relating to their business as described in the Registration Statement and the Prospectus from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost, in each case, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Capital Entities has been denied any insurance coverage which it has sought or for which it has applied relating to their business as described in the Registration Statement and the Prospectus.

(gg)        Except as provided in the Credit Facilities and by Section 40 of the Marshall Islands LLC Act, Sections 5.9 and 5.10 of the Liberian Business Corporation Act and Sections 43 and 44 of the Marshall Islands Business Corporations Act, none of the Operating Company, CCC, CCOC or any Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership, the Operating Company, CCC or CCOC, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership or any subsidiary of the Partnership any loans or advances to such subsidiary from the Partnership or such other subsidiary of the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership.

(hh)        Except as described in the Registration Statement and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Capital Parties, threatened, to which any of the Capital Entities is or may be a party or to which the business or property of any of the Capital Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed, to the knowledge of the Capital Parties, by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Capital Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would reasonably be expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

(ii)        To the knowledge of the Capital Parties, the Capital Entities and the Vessel Manager own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on their business as described in the Registration Statement and the Prospectus, and, to the knowledge of the Capital Parties, none of the Capital Entities or the Vessel Manager has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Capital Entities and the Vessel Manager, and which infringement or conflict or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(jj)        The Partnership is not and, after giving effect to the issuance and sale of the Units as contemplated by this Agreement, the Partnership will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Internal Revenue Code”), and based on the Partnership’s current and expected assets, income and operations as described in the Registration Statement and the Prospectus, the Partnership does not believe that it is likely to become a PFIC.

(kk)        The Partnership and any Capital Entity, other than the General Partner, treated as a corporation pursuant to Treasury Regulation Section 301.7701-2(b)(8) (a “Per Se Corporation”) qualifies and, after giving effect to the issuance and sale of the Units as contemplated by this Agreement, the Partnership and any Per Se Corporation will qualify for the exemption from U.S. federal income tax on its U.S. source international transportation income under Section 883 of the Internal Revenue Code, provided less than 50 percent of its Common Units are owned by “5-percent shareholders” (other than Capital Maritime or its affiliates) as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days during the year of the Offering.

(ll)         None of the Capital Entities, other than the General Partner, the Partnership and any Per Se Corporation, is currently classified as an association taxable as a corporation for United States federal income tax purposes. Each of the Capital Entities, other than the General Partner, the Partnership and any Per Se Corporation, has properly elected to be classified as a disregarded entity if it has one owner or as a partnership if it has more than one owner for United States federal income tax purposes (other than any Capital Entity that is classified other than as a corporation without regard to whether it has made such an election).

(mm)      The Common Units are quoted on Nasdaq.

(nn)        None of the Capital Entities nor any of their respective directors, officers, affiliates or controlling persons (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units in violation of any law, rule or regulation or (ii) alone or with one or more other persons, bid for or purchased any account in which it or any of its affiliates had a beneficial interest in any Units or attempted to induce any person to purchase any Units.

(oo)        None of the Capital Entities or, to the best knowledge of the Capital Parties, any affiliate (including any joint venture) or any director, officer, agent, employee or other person associated with or acting on behalf of any Capital Entity (i) used any corporate funds directly or indirectly for any unlawful contribution, gift, entertainment, or to make any other unlawful expense; or (ii) made any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value directly or indirectly to or for the benefit of any public official, political party or party candidate, or any third party to benefit any of the foregoing, or to any other person, if doing so would violate the Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended, and the rules and regulations thereunder, the UK Bribery Act of 2010 (if and to the extent applicable) or the applicable law of any other relevant jurisdiction and each of the Capital Entities, and to the knowledge of the Capital Parties, the affiliates of the Capital Entities have conducted their business in compliance with the FCPA and the rules and regulations thereunder, the UK Bribery Act of 2010 (if and to the extent applicable) or the applicable law of any other relevant jurisdiction and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp)        The operations of the Capital Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA PATRIOT Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Capital Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Capital Parties, threatened.

(qq)        None of the Capital Entities or, to the best knowledge of the Capital Parties, any director, officer, agent, employee or affiliate of the Capital Entities (i) is currently the subject of any economic sanctions or trade embargoes administered or imposed by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (ii) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions.

(rr)        Any statistical and market-related data included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectuses is based on or derived from sources that the Capital Parties believe to be reliable and accurate.

(ss)        Except as set forth in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Capital Parties (or any of their respective subsidiaries) and any person that would give rise to a valid claim against the Capital Parties, any of their respective subsidiaries or the Manager for a brokerage commission, finder’s fee or other like payment in connection the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(tt)        The interactive data in XBRL included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(uu)        The Capital Entities have no debt securities that are rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act).

(vv)        The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ww)       The Partnership has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative similar in nature to the equity shelf program established by this Agreement.

Any certificate signed by any officer of any Capital Party and delivered to the Manager or counsel for the Manager in connection with the offering of the Units shall be deemed a representation and warranty by such Capital Party to the Manager as to the matters covered thereby.

SECTION 3. Sale and Delivery of Securities.

(a)       On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through or to the Manager, as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i)        The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and the Manager on any day that (A) is a trading day for Nasdaq (as defined below) (a “Trading Day”) (other than a Trading Day on which the Nasdaq Global Select Market (“Nasdaq”) is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed the Manager by telephone (confirmed promptly by electronic mail) from any of the individuals listed as authorized representatives of the Partnership on Schedule C hereto (as may be updated by the Partnership from time to time) (the “Authorized Partnership Representatives”) to make such sales and (C) the Capital Parties have satisfied their obligations under Section 6 of this Agreement. The Partnership will designate the maximum number of Units to be sold by the Manager on any such day, as agreed to by the Manager (in any event not in excess of the amount of Units available for issuance under the Prospectus and the currently effective Registration Statement and not in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement by the board of directors of the Partnership, or a duly authorized committee thereof, and the General Partner and notified to the Manager in writing) and the minimum price per Unit at which such Units may be sold (in any event not below the minimum price authorized from time to time under this Agreement by the board of directors of the Partnership, or a duly authorized committee thereof, and the General Partner and notified to the Manager in writing). Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated on any day; provided, however, that the Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that the Manager shall have no such obligation, in the event an offer or sale of the Units on behalf of the Partnership may in the judgment of the Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the Nasdaq that qualify for delivery of a Prospectus to the Nasdaq in accordance with Rule 153 under the Act (such ordinary brokers’ transactions are hereinafter referred to as “At the Market Offerings”). The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Partnership’s Units sold by the Manager under this Section 3(a) at the time of sale of such Units.

(ii)        The Partnership or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(q) to 4(y), be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Sections 3.8(a)(viii) or 4(ee) hereof, or be obligated to conduct any due diligence session as referred to in Section 4(z) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date, as defined in Section 4(p)).

(iii)        The Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership, the General Partner and the Manager. The Manager shall not sell, and the Partnership shall not issue, fractional units.

(iv)        The compensation to the Manager, as an agent of the Partnership, for sales of the Units shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v)        The Manager shall provide written confirmation to the Partnership following the close of trading on Nasdaq each day in which the Units are sold under this Section 3(a) setting forth the aggregate amount of the Units sold on such day, the aggregate gross sale proceeds to the Partnership, the Net Proceeds to the Partnership, and the aggregate compensation payable by the Partnership to the Manager with respect to such sales.

(vi)        Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third Trading Day is not a business day (as defined below), then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Partnership and the Manager (each such date, a “Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Units sold through the Manager for settlement on such date shall be issued and delivered by the Partnership to the Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Common Units eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the aggregate Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, the Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).

(vii)        Subject to the terms of a Terms Agreement, the Manager may sell the Units (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Act, including without limitation sales made directly on any existing trading market for the Common Units, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue. Subject to the terms of a Terms Agreement, the Manager may also sell the Units by any other method permitted by law, including but not limited to in privately negotiated transactions.

(viii)        At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(p)), the Capital Parties shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date but modified to incorporate the disclosures contained or incorporated by reference in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of the Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Capital Parties herein, to the performance by the Capital Parties of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)        If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control. The parties hereto agree that any entry into a Terms Agreement shall require the consent of the board of directors of the Partnership and the General Partner, and, in certain instances, CCC and CCOC.

(c)        (i)        Under no circumstances shall the Partnership cause or request the offer or sale of any Units if, after giving effect to the sale of such Units, the aggregate gross sales proceeds or the aggregate number of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount set forth in Section 1, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Partnership’s board of directors, or a duly authorized committee thereof and the General Partner, and notified to the Manager in writing (in which case the Manager shall not sell any such Units). Under no circumstances shall the Partnership cause or request the offer or sale of any Units at a price lower than the minimum price authorized from time to time by the Partnership’s board of directors or a duly authorized committee thereof or the General Partner, and notified to the Manager in writing.

(ii)        If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d)        Each sale of the Units to or through the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. Notwithstanding anything herein to the contrary, the Manager shall not purchase or sell pursuant to a Terms Agreement, and the Partnership shall not issue, fractional units.

(e)        Subject to such further limitations on offers and sales of Units or delivery of instructions to offer and sell Units as are set forth herein and as may be mutually agreed upon by the Partnership and the Manager, offers and sales of Units pursuant to this Agreement shall not be requested by the Partnership and need not be made by the Manager at any time when or during any period in which the Partnership is or could be deemed to be in possession of material non-public information.

(f)        The Capital Parties acknowledge and agree that (A) there can be no assurance that the Manager will be successful in selling the Units, (B) the Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (C) the Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by the Manager and the Partnership.

SECTION 4. Covenants of the Partnership. The Partnership agrees with the Manager:

(a)        To notify the Manager promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Units by the Manager; and to cause the Basic Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed; to cause each Permitted Free Writing Prospectus to be filed with the Commission as required by Rule 433 of the Act (to the extent such filing is required by such rule) and to retain copies of each Permitted Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 of the Act.

(b)        To promptly advise the Manager, confirming such advice in writing, of any suspension of the Manager’s obligations under Rule 15c2-8 under the Exchange Act or of any request by the Commission for amendments or supplements to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to advise the Manager promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (other than any amendment or supplement to be effected by the Partnership’s filing of a report, document or proxy or other information statement, which shall be subject to the provisions of Section 4(d) below), and to provide the Manager and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Manager shall object in writing.

(c)        To make available to the Manager in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus or any Permitted Free Writing Prospectus (or of the Prospectus or any Permitted Free Writing Prospectus as amended or supplemented if the Capital Parties shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may request for the purposes contemplated by the Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)        To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units; and, during such period, to provide the Manager, for its review and comment, with a copy of such reports and statements and other documents to be filed by the Capital Parties pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing, to file no such report, statement or document to which the Manager shall have reasonably objected in writing and to promptly notify the Manager of such filing.

(e)        If the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time when any of the Units remain unsold by the Manager, to (i) file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Units, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to the Manager; and (ii) use its reasonable best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify the Manager of such effectiveness; the Partnership shall take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any.

(f)        To advise the Manager promptly of the happening of any event that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Manager promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(b) and Section 4(d), if it is necessary, in the opinion of counsel for the Manager or counsel for the Partnership, to prepare and furnish, at the Partnership’s expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance; and to promptly notify the Manager of the happening of any event that could require the making of any change in any Permitted Free Writing Prospectus so that such Permitted Free Writing Prospectus would not conflict with information contained in the Registration Statement, the Prospectus or the Incorporated Documents or so that such Permitted Free Writing Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Partnership’s expense, to the Manager promptly such amendments or supplements to such Permitted Free Writing Prospectus as may be necessary to eliminate any such conflict or reflect any such change.

(g)        To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Manager may designate and to maintain such qualifications in effect so long as the Manager may request for the distribution of the Units; provided, however, that none of the Capital Entities shall be required to qualify as a foreign entity or as a dealer in securities, or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units) or to subject itself to any taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; and to promptly advise the Manager of the receipt by the Capital Entities of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)        To make generally available to its security holders, and to deliver to the Manager, an earnings statement of the Partnership covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period, which earnings statement will satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder, including, at the option of the Partnership, Rule 158.

(i)        To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement and that, except as set forth in the Registration Statement and the Prospectus, the Capital Parties do not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Manager.

(j)        Not to issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any other securities of the Partnership that are substantially similar to the Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, in each case, at any time that sales of the Units have been made hereunder but not settled or at any time the Partnership has outstanding with the Manager any instructions to sell the Units hereunder but such instructions have not been fulfilled or cancelled. Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units as contemplated by this Agreement, (ii) issue Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Prospectus, (iii) issue employee unit options pursuant to unit option plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus and the issuance of Units upon the exercise of unit options issue pursuant to unit option plans, (iv) make any offer for sale, sell or issue Common Units or other securities to Capital Maritime or any of its subsidiaries in connection with the acquisition by the Partnership of any assets from Capital Maritime or any of its subsidiaries, provided that Capital Maritime shall not take any of the actions described above with respect to such Common Units or other securities, or as necessary for the General Partner to maintain its approximately 2.0% general partner interest in the Partnership pursuant to the General Partner’s rights under the Partnership Agreement, and (v) issue Common Units in connection with any duly exercised conversion rights by holders of Class B Units. In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(j), the Manager may suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Manager.

(k)        Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus, except as otherwise provided or permitted herein.

(l)        Not to, and to cause the Operating Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(m)        To use its best efforts to cause the Units to be listed on Nasdaq and to maintain the listing of the Common Units, including the Units, on Nasdaq.

(n)        To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.

(o)        To advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(p)        Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) to (vi) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Units), (ii) the Partnership shall file an Earnings 6-K (defined below) (the date of each such filing, and any date on which an amendment to any such document is filed, an “Earnings Filing Date”); (iii) the Partnership shall file a Report on Form 6-K (each a “Quarterly Report”) containing reviewed quarterly financial statements for the three months ended March 31, June 30 or September 30 (other than an Earnings 6-K) (the date of each such filing, and any date on which an amendment to any such document is filed, a “Quarterly Filing Date”); (iv) the Partnership shall file an Annual Report on Form 20-F (the date of each such filing, and any date on which an amendment to any such document is filed, an “Annual Filing Date”), (v) any Units are delivered to the Manager as principal at the settlement date pursuant to a Terms Agreement, (vi) the Partnership shall file a Report on Form 6-K containing financial statements, which is incorporated by reference into the Registration Statement or (vii) the Manager may reasonably request upon reasonable advance notice to the Partnership (the date of commencement of the offering of the Units under this Agreement and each date referred to in subclauses (i) to (vii) above, each a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate of the Chief Executive Officer and Chief Financial Officer of its General Partner, dated and delivered the Representation Date, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which was last furnished to the Manager are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed modified to incorporate the disclosures contained in or incorporated by reference into the Registration Statement, the Prospectus and all Permitted Free Writing Prospectuses, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(i), modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such certificate. “Earnings 6-K” shall mean a Report on Form 6-K which includes substantially the same financial and related information as was set forth in the press release or other public announcement containing the Partnership’s earnings, revenues or other results of operations for a quarterly or annual period (other than any earnings projections, similar forward-looking data, officers’ quotations and non-GAAP measures and related disclosure) that the Company identifies in such Report on Form 6-K as being incorporated by reference into the Registration Statement. Notwithstanding the foregoing or anything in this Agreement to the contrary, no “Representation Date” shall be deemed to occur during any period where either the Partnership or the Manager has suspended sales hereunder.

(q)        At each Representation Date, to furnish or cause to be furnished forthwith to the Manager an opinion and disclosure letter of Sullivan & Cromwell LLP, U.S. counsel to the Partnership (“U.S. Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion.

(r)        At each Representation Date, to furnish or cause to be furnished forthwith to the Manager an opinion of Watson Farley & Williams LLP, counsel to the Partnership in relation to Marshall Islands and Liberian law (“Marshall Islands/Liberian Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the

Registration Statement and the Prospectus and to any Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion.

(s)        At each Representation Date, to furnish or cause to be furnished forthwith to the Manager an opinion of G.E. Bairactaris & Partners, Greek counsel to the Partnership (“Greek Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to any Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion.

(t)        At each Representation Date, to furnish or cause to be furnished forthwith to the Manager an opinion of Watson Farley & Williams LLP, English counsel to the Partnership (“English Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(f) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to any Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion.

(u)        At each Representation Date, to furnish or cause to be furnished forthwith to the Manager an opinion of Patton, Moreno & Asvat, Panama counsel to the Partnership (“Panama Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(g) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to any Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion.

(v)        At each Representation Date, to furnish or cause to be furnished forthwith to the Manager an opinion of Fenech & Fenech Advocates, Malta counsel to the Partnership (“Malta Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(h) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to any Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion.

(w)        At each Representation Date, to furnish or cause to be furnished to the Manager forthwith a certificate of the Secretary or Assistant Secretary of each of the Capital Parties, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(k) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to any Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such certificate.

(x)        At each Representation Date, Cravath, Swaine & Moore LLP, counsel to the Manager, shall deliver a written opinion and disclosure letter, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager.

(y)        Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) to (iv) below), (ii) the Units are delivered to the Manager as principal at a settlement date pursuant to a Terms Agreement, (iii) the Partnership files an Earnings 6-K, a Quarterly Report on Form 6-K, or an Annual Report on Form 20-F, (iv) the Partnership files a Report on Form 6-K containing financial statements, which is incorporated by reference into the Registration Statement, or (v) at the request of the Manager, acting reasonably, upon reasonable advance notice to the Partnership, to cause Deloitte, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a comfort letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(h) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(z)        At each Representation Date, to conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the accountants of the Partnership; provided, that a Manager may inquire with the Partnership Parties as to such due diligence matters between Representation Dates to the extent reasonably necessary.

(aa)        That the Partnership consents to the Manager trading in the Common Units for the Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(bb)        If to the knowledge of the Partnership, any condition set forth in Section 6(a), 6(l) or 6(m) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Units.

(cc)        To disclose in its Quarterly Reports within 90 days of the end of the period covered by such Quarterly Report and in its Annual Report on Form 20-F the number of the Units sold through or to the Manager under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter.

(dd)        To ensure that prior to instructing the Manager to sell Units the Partnership shall have obtained all necessary corporate authority for the offer and sale of such Units.

(ee)        That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed modified to incorporate the disclosures contained in or incorporated by reference into the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented relating to such Units).

SECTION 5. Payment of Expenses. The Partnership agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any unit or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Manager, (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager, (iv) the qualification of the Units for offering and sale under state or foreign laws in accordance with the provisions of Section 4(g), and the determination of their eligibility for investment under state or foreign law and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Manager, (v) any listing of the Units on Nasdaq and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the fees and expenses of the Partnership’s counsel and of its accountants or (ix) the performance of the Capital Parties’ other obligations hereunder. Except as provided in Sections 5, 3(a)(iv) and 7 of this Agreement or as may otherwise be agreed to in writing between the Partnership and the Manager, the Manager will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

SECTION 6. Conditions of Manager’s Obligations. The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Capital Parties on the date hereof, any applicable Representation Date and as of each Settlement Date, (ii) the performance by the Capital Parties of their obligations hereunder and (iii) to the following additional conditions precedent.

(a)        No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the

Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or to the knowledge of the Partnership or the Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)        Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no material and unfavorable change, financial or otherwise (other than as referred to or incorporated by reference in the Registration Statement and Prospectus), in the business, condition or prospects of the Partnership and its Subsidiaries taken as a whole, in the judgment of the Manager, shall occur or become known and no transaction which is material and unfavorable to the Partnership (other than as referred to or incorporated by reference in the Registration Statement and Prospectus) in the judgment of the Manager, shall have been entered into by the Partnership or any of its Subsidiaries.

(c)        The Partnership shall furnish to the Manager, at every date specified in Section 4(q) of this Agreement, an opinion of U.S. Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit A hereto.

(d)        The Partnership shall furnish to the Manager, at every date specified in Sections 4(r) and 4(t) of this Agreement, an opinion of Marshall Islands/Liberian Counsel and English Counsel, addressed to the Manager, and dated as of such date, and in forms satisfactory to the Manager, in the forms set forth in Exhibit B and Exhibit D hereto.

(e)        The Partnership shall furnish to the Manager, at every date specified in Section 4(s) of this Agreement, an opinion of Greek Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit C hereto.

(f)        The Partnership shall furnish to the Manager, at every date specified in Section 4(u) of this Agreement, an opinion of Panama Counsel, addressed to the Manager,

and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit E hereto.

(g)        The Partnership shall furnish to the Manager, at every date specified in Section 4(v) of this Agreement, an opinion of Malta Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit F hereto.

(h)        At the dates specified in Section 4(y) of this Agreement, the Manager shall have received from Deloitte, or other independent accountants satisfactory to the Manager, a comfort letter dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.

(i)        The Partnership shall deliver to the Manager, at every Representation Date specified in Section 4(p) of this Agreement, a certificate of the Chief Executive Officer and Chief Financial Officer of its General Partner to the effect that (i) the representations and warranties of the Capital Parties as set forth in this Agreement are true and correct as of the Representation Date, (ii) each of the Capital Parties has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of this Section 6 have been met. The certificate shall also state that the Units have been duly and validly authorized by the Partnership, that all corporate action required to be taken for the issuance and sale of the Units has been validly and sufficiently taken, and that the Partnership’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(j)        The Manager shall have received, at every date specified in Section 4(x) of this Agreement, the favorable opinion and disclosure letter of Cravath, Swaine & Moore LLP, counsel to the Manager, dated as of such date, and in form and substance satisfactory to the Manager.

(k)        The Manager shall have received, at every date specified in Section 4(w) of this Agreement, a certificate of the Secretary or Assistant Secretary of each of the Capital Parties, dated as of such date, and in form and substance satisfactory to the Manager.

(l)        All filings with the Commission required by Rule 424 or Rule 433 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(m)        The Units shall have been approved for listing on Nasdaq, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7. Indemnification and Contribution.

(a)        The Capital Parties, jointly and severally, agree to indemnify, defend and hold harmless the Manager and its affiliates, its and their partners, directors, officers, members, employees and agents and any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any affiliate (within the meaning of Rule 405 under the Act) of the Manager, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)        The Manager agrees to indemnify, defend and hold harmless the Capital Parties, their directors and officers, and any person who controls the Capital Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Capital Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Capital Parties), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Capital Parties expressly for use in, the Prospectus Supplement or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement or a Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)        If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Capital Parties or the Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, unless such lack of notice substantially prejudices the indemnifying party as determined in a final judgment by a court of competent jurisdiction. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to such indemnified party to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional written release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)        If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Capital Parties, on the one hand, and the Manager, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Capital Parties, on the one hand, and of the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Capital Parties, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of fees and commissions but before deducting expenses) received by the Partnership pursuant to this Agreement and any Terms Agreement, and the total fees and commissions received by the Manager pursuant to this Agreement and any Terms Agreement, bear to the aggregate public offering price of the Units. The relative fault of the Capital Parties, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Capital Parties or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)        The Capital Parties and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, the Manager shall not be required to contribute any amount in excess of commissions received by it under this Agreement and any Terms Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)        The Capital Parties and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Capital Parties, against any of the their officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Capital Parties contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager or any of its affiliates or its or their directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Capital Parties, their directors or officers or any person who controls the Capital Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9. Termination.

(a)        The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Units have been sold through the Manager for the Partnership, then Section 4(bb) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Partnership, the obligations of the Capital Parties, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 15, 16, 17, 18 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)        The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections

5, 7, 8, 10, 11, 12, 15, 16, 17, 18 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)        This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 15, 16, 17, 18 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)        Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas New York, New York 10019, Attention: Legal Department (fax: (212) 821-4165), with a copy for information purposes to UBS Securities LLC, 677 Washington Blvd., Stamford, CT, 06901, Attention: Legal and Compliance Department, Fax No. (203) 719-0680 and, if to the Capital Parties, shall be sufficient in all respects if delivered or sent to the Partnership at 3 Iassonos Street, Piraeus 18537 Greece, attention of Gerasimos Kalogiratos. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Manager and the Capital Parties and to the extent provided in Section 7 of this Agreement the controlling persons, partners, directors, officers, members, employees and agents referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship. The Partnership hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities. The Partnership further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the Partnership, its management, stockholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Adjustments for Unit Splits or Combinations. The parties acknowledge and agree that all unit related numbers contained in this Agreement shall be adjusted to take into account any unit split or combination or the like effected with respect to the Units.

SECTION 14. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 16. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 17. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 18. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Capital Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Capital Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party. The Manager and each Capital Party (on its behalf and, to the extent permitted by applicable law, on behalf of its equityholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Capital Party agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Capital Parties and may be enforced in any other courts to the jurisdiction of which the Capital Parties are or may be subject, by suit upon such judgment.

SECTION 19. Successors and Assigns. This Agreement shall be binding upon the Manager and the Capital Parties and their successors and assigns and any successor or assign of any substantial portion of the Capital Parties’ and the Manager’s respective businesses and/or assets.

SECTION 20. Miscellaneous. The Manager, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because the Manager is a separately organized entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Capital Parties and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Capital Parties and the Manager. Alternatively, the execution of this Agreement by the Capital Parties and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

CAPITAL PRODUCT PARTNERS L.P.

By:	/s/ Gerasimos (Jerry) Kalogiratos
Name:	Gerasimos (Jerry) Kalogiratos
Title:	Authorized Person

CAPITAL GP L.L.C.

By:	/s/ Gerasimos (Jerry) Kalogiratos
Name:	Gerasimos (Jerry) Kalogiratos
Title:	Chief Executive Officer and Chief Financial Officer

CAPITAL PRODUCT OPERATING L.L.C.

By:	Capital Product Partners, L.P., its sole member

/s/ Gerasimos (Jerry) Kalogiratos
Name:	Gerasimos (Jerry) Kalogiratos
Title:	Authorized Person

CRUDE CARRIERS CORP.

By:	/s/ Vangelis Bairactaris
Name:	Vangelis Bairactaris
Title:	Authorized Person

CRUDE CARRIERS OPERATING CORP.

By:	/s/ Gerasimos (Jerry) Kalogiratos
Name:	Gerasimos (Jerry) Kalogiratos
Title:	Authorized Person

CAPITAL SHIP MANAGEMENT CORP.

By:	/s/ Nikolaos Syntychakis
Name:	Nikolaos Syntychakis
Title:	Authorized Person

ACCEPTED as of the date first above written

UBS SECURITIES LLC

By:	/s/ Simon Smith
Name: Simon Smith
Title: Managing Director

By:	/s/ Michael Garcia
Name: Michael Garcia
Title: Executive Director

Schedule A

Permitted Free Writing Prospectuses

None as of the date of the Equity Distribution Agreement to which this Schedule is attached.

Schedule B

Operating Subsidiaries and Vessels

Operating Subsidiary	Vessel	Jurisdiction of Registration of Vessel
Miltiadis M II Carriers Corp.	Miltiadis M II	Liberia
Baymont Enterprises Incorporated	Amore Mio II	Liberia
Aias Carriers Corp.	Aias	Malta
Amoureux Carriers Corp.	Amoureux	Liberia
Navarro International S.A.	Ayrton II	Liberia
Sorrel Shipmanagement Inc.	Alexandros II (Overseas Serifos)	Liberia
Wind Dancer Shipping Inc.	Artistotelis II (Overseas Sifnos)	Liberia
Belerion Maritime Co.	Arias II (Overseas Kimolos)	Liberia
Iraklitos Shipping Company	Axios	Liberia
Canvey Shipmanagement Co.	Assos	Liberia
Apollonas Shipping Company	Avax	Liberia
Epicurus Shipping Company	Atrotos	Liberia
Splendor Shipholding S.A.	Anemos I	Liberia
Lorenzo Shipmanagement Inc.	Apostolos	Liberia
Laredo Maritime Inc.	Akeraios	Liberia
Shipping Rider Co.	Atlantas (British Ensign)	Marshall Islands
Polarwind Maritime S.A.	Agisilaos	Marshall Islands
Centurion Navigation Limited	Aktoras (British Envoy)	Marshall Islands
Tempest Maritime Inc.	Aiolos (British Emissary)	Marshall Islands
Carnation Shipping Company	Arionas	Marshall Islands
Adrian Shipholding Inc.	Alkiviadis	Marshall Islands
Patroklos Marine Corp.	Cape Agamemnon	Liberia
Archimidis Container Carrier Corp.	Archimidis	Liberia
Agamemnon Container Carrier Corp.	Agamemnon	Liberia
Hercules Container Carrier S.A.	Hyundai Premium	Liberia
Iason Container Carrier S.A.	Hyundai Paramount	Liberia
Anax Container Carrier S.A.	Hyundai Prestige	Liberia
Aenaos Product Carrier S.A.	Aristotelis	Liberia
Thiseas Container Carrier S.A.	Hyundai Privilege	Liberia
Cronus Container Carrier S.A.	Hyundai Platinum	Liberia
Isiodos Product Carrier S.A.	Active	Liberia
Dias Container Carrier S.A.	Akadimos (CMA CGM Amazon)	Liberia
Poseidon Container Carrier S.A.	Adonis (CMA CGM Uruguay)	Liberia
Titanas Product Carrier S.A.	Amadeus	Liberia
Atrotos Container Carrier S.A.	Anaxagoras (CMA CGM Magdalena)	Liberia

Schedule C

Authorized Partnership Representatives

[On file with the Manager]

Exhibit A

FORM OF OPINION AND DISCLOSURE LETTER OF SULLIVAN & CROMWELL LLP,

U.S. COUNSEL TO THE PARTNERSHIP

[On file with the Manager]

2

Exhibit B

FORM OF OPINION OF WATSON FARLEY & WILLIAMS LLP,

MARSHALL ISLANDS AND LIBERIA COUNSEL TO THE PARTNERSHIP

[On file with the Manager]

3

Exhibit C

FORM OF OPINION OF G.E. BAIRACTARIS & PARTNERS,

GREEK COUNSEL TO THE PARTNERSHIP

[On file with the Manager]

4

Exhibit D

FORM OF OPINION OF WATSON FARLEY & WILLIAMS LLP,

ENGLISH COUNSEL TO THE PARTNERSHIP

[On file with the Manager]

5

Exhibit E

FORM OF OPINION OF PATTON, MORENO & ASVAT AS REPUBLIC OF PANAMA

COUNSEL

[On file with the Manager]

6

Exhibit F

FORM OF OPINION OF FENECH & FENECH ADVOCATES AS REPUBLIC OF

MALTA COUNSEL

[On file with the Manager]

7